Exhibit 99.1

FOR IMMEDIATE RELEASE

Optical Communication Products Sets Record Date for Special Meeting of
Stockholders to Approve Merger

WOODLAND HILLS, Calif. – August 28, 2007 – Optical Communication Products, Inc. (NASDAQ GMS: OCPI) (“OCP”) today announced it has set September 10, 2007 as the record date for stockholders entitled to vote at its special meeting of stockholders to approve the pending merger between OCP and Oplink Communications, Inc. (“Oplink”).  The special meeting of stockholders is expected to occur in October 2007, and will be announced upon clearance of the necessary filings currently pending with the Securities and Exchange Commission (“SEC”).

On June 5, 2007, Oplink completed its purchase of an approximate 58% interest in OCP from The Furukawa Electric Co., Ltd. ("Furukawa"), and on June 19, 2007, Oplink and OCP signed a definitive merger agreement by which Oplink will acquire OCP's remaining shares, at $1.65 per share in cash, subject to approval of two-thirds of the outstanding OCP shares not currently held by Oplink.

About Optical Communication Products, Inc. (OCP)

Founded in 1991, OCP designs, manufactures and sells a comprehensive line of fiber optic components for metropolitan, local area and fiber-to-the-home networks.  Its global speed-to-market strategy calls for increased international market penetration, fast-paced product development and flexible, turnkey manufacturing capacity.  The Company’s product lines include optical transceivers, transmitters and receivers. For more information, visit OCP’s web site at www.OCP-inc.com.

Additional Information About the Acquisition of the Remaining Shares of OCP and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the remaining shares of OCP by Oplink. In connection with the proposed acquisition, OCP filed a preliminary proxy statement and Schedule 13E-3 with the SEC on August 27, 2007.  OCP will file a definitive proxy statement and other materials with the SEC in October.  We urge investors to read the definitive proxy statement and these other materials carefully when they become available because they will contain important information about OCP and the proposed acquisition.  Investors will be able to obtain free copies of the definitive proxy statement and white proxy card (when available) as well as other filed documents containing information about OCP at http://www.sec.gov, the SEC's Web site.  Free copies of OCP's SEC filings are also available on the investor relations portion of OCP's web site at www.ocp-inc.com.

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Optical Communication Products, Inc.
August 28, 2007

Participants in the Solicitation

OCP and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OCP shareholders with respect to the proposed acquisition of the remaining shares of OCP.  Information regarding the officers and directors of OCP is set forth in OCP's Proxy Statement on Schedule 14A for its 2007 Annual Meeting of stockholders, filed with the SEC on December 22, 2006.  More detailed information regarding the identity of potential participants, and their direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed acquisition.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from the results predicted.  Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K.  Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include factors relating to Oplink’s acquisition of Furukawa’s majority interest in OCP, such as, but not limited to, the impact of Furukawa’s sale of its interest in on our supply agreement with Furukawa, (ii) the impact of Oplink’s acquisition on our ability to retain key personnel, and (iii) Oplink’s plans for OCP, and how such plans might affect our business and financial results.  OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Mr. Frederic T. Boyer
Senior Vice President and CFO
(818) 251-7220
FBoyer@ocp-inc.com